                                                                      Exhibit 12

                             BGF Industries, Inc.

               Computation of Ratio of Earnings to Fixed Charges
                            (Dollars in thousands)

                                                               Fiscal Year Ended December 31,
                                     --------------------------------------------------------------------------------
                                       2000              1999             1998             1997               1996
                                     --------------------------------------------------------------------------------
Earnings:
     Pretax income(a).......          $ 14,012          $  7,679         $ 25,171         $ 35,382       $    40,026
Add:
     Fixed charges..........            14,405            16,084            4,937            2,619             2,430
     Capitalized interest...                --               (46)            (127)             (32)             (206)
                                      --------          --------         --------         --------       -----------
                                      $ 28,417          $ 23,717         $ 29,981         $ 37,969       $    42,250
                                      ========          ========         ========         ========       ===========

Fixed Charges:
     Interest expense(b)....          $ 14,168          $ 15,817            4,517           2,355              1,993
     Capitalized interest...                --                46              127              32                206
     Portion of rents
          representative of
          interest factor...               237               221              293             232                231
                                      --------          --------         --------         -------        -----------
                                      $ 14,405          $ 16,084         $  4,937         $ 2,619        $     2,430
                                      --------          --------         --------         -------        -----------

Ratio of earnings to fixed
         charges............               2.0               1.5              6.1            14.5               17.4

(a) Income before taxes and extraordinary loss.

(b) Includes amortization of debt issuance costs and original issue discount and excludes capitalized interest.